UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
July 29, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7555 Irvine Center Drive
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 3, 2011, Local.com Corporation (the “Registrant”) and its wholly owned subsidiaries, Krillion, Inc. and Screamin Media Group, Inc. (“Subsidiaries”) entered into a Loan and Security Agreement (the “Agreement”) with Square One Bank. The Agreement provides a revolving credit facility to the Registrant of up to $12 million (the “Facility”). Subject to the terms of the Agreement, the borrowing base used to determine loan availability under the Facility is based on a formula equal to 80% of the Registrant’s eligible accounts receivable, with account eligibility measured in accordance with standard determinations as more particularly defined in the Agreement (the “Formula Revolving Line”). Notwithstanding the foregoing, the Registrant may advance up to $3 million immediately from the Facility, irrespective of its borrowing base (the “Non-Formula Revolving Line”), provided that total advances under the Facility will not exceed $12 million. The Facility expires on August 3, 2013.
All amounts borrowed under the Facility are secured by a general security interest on the assets of the Registrant and Subsidiaries, except for the Registrant’s and Subsidiaries’ intellectual property, which the Registrant and Subsidiaries have instead agreed to remain unencumbered during the term of the Agreement.
Except as otherwise set forth in the Agreement, borrowings made pursuant to the Formula Revolving Line will bear interest at a rate equal to the greater of (i) 5.0% or (ii) the Prime Rate (as announced by Square 1 Bank) plus 1.75% and borrowings made pursuant to the Non-Formula Revolving Line will bear interest at a rate equal to the greater of (i) 5.25% or (ii) the Prime Rate (as announced by Square 1 Bank) plus 2.0%. In connection with establishing the Facility, the Registrant incurred fees payable to Square 1 Bank of approximately $10,000. Additionally, there is an annual fee of $25,000 and an unused line fee equal to 0.25% of the unused line if less than 40% of the Facility is in use.
The Agreement contains customary representations, warranties, and affirmative and negative covenants for facilities of this type, including certain restrictions on dispositions of the Registrant’s and its subsidiaries’ assets, changes in business, change in control, mergers and acquisitions, payment of dividends, and incurrence of certain indebtedness and encumbrances. The Agreement also contains customary events of default, including payment defaults and a breach of representations and warranties and covenants. If an event of default occurs and is continuing, Square 1 Bank has certain rights and remedies under the Agreement, including declaring all outstanding borrowings immediately due and payable, ceasing to advance money or extend credit, and rights of set-off.
The Registrant must meet certain financial covenants during the term of the Revolving Line, including (i) maintaining a minimum liquidity ratio of 1.25 to 1, which is defined as cash on hand plus the most recently reported borrowing base divided by outstanding bank debt, and (ii) certain Adjusted EBITDA covenants, as more particularly described in the Agreement (such Adjusted EBITDA amounts are for financial covenant purposes only, and do not represent projections of the Registrant’s financial results).
FORWARD-LOOKING STATEMENTS
The discussion above includes forward-looking statements, which are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. More information about factors that potentially could affect Registrant’s actual results is included in Registrant’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K/A for the year ended December 31, 2011, its quarterly reports on Form 10-Q and other subsequent filings.
Item 1.02 Termination of a Material Definitive Agreement.
On July 29, 2011, the Registrant terminated that certain Loan and Security Agreement dated June 28, 2010 by and between the Registrant and Silicon Valley Bank (the “SVB Agreement”). The SVB Agreement provided a revolving credit facility to the Registrant of up to $30 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Loan and Security Agreement dated August 3, 2011, by and among Registrant, Square 1 Bank, Krillion, Inc. and Screamin Media Group, Inc.

Exhibit 99.1	Press release of Registrant dated August 4, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: August 4, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

Exhibit 10.1	Loan and Security Agreement dated August 3, 2011, by and among Registrant, Square 1 Bank, Krillion, Inc. and Screamin Media Group, Inc.

Exhibit 99.1	Press release of Registrant dated August 4, 2011.